UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 4, 2008

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PharmaNet Development Group, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-16119	59-2407464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Carnegie Center, Princeton, NJ 08540

(Address of Principal Executive Offices) (Zip Code)

(609) 951-6800

(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Executive Officer’s Salaries and Bonuses

On March 4, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of PharmaNet Development Group, Inc. (the “Company”), after an evaluation with the Committee’s compensation consultant, awarded the following compensation to the Company’s executive officers based upon the Company’s 2007 performance and the individual executive officer’s performance for 2007.

Executive Officer	Title	2008 Base Salary(1)	2007 Cash Bonus
Jeffrey P. McMullen	President and Chief Executive Officer	$740,000	$886,125
John P. Hamill	Executive Vice President and Chief Financial Officer	$429,000	$175,587
Mark Di Ianni	Executive Vice President, Strategic Initiatives and President, Early Stage Development	$416,000	$140,046
Dr. Thomas J. Newman	Executive Vice President and President, Late Stage Development	$533,500	$172,985
Robin Sheldrick	Senior Vice President, Human Resources	$277,720	$35,991

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(1)

Does not include any perquisites and related tax gross up, if any. Additional details regarding the complete compensation package for each executive officer will be disclosed in the Company’s 2008 proxy statement.

The foregoing salary increases were made in accordance with the executive officer’s current employment agreements, as applicable, and no amendments to such agreements were made at the current time. The foregoing cash awards were calculated based upon certain financial and other objectives achieved by the Company and the executive officers. Such awards were subject to the discretion of the Committee and will be further described in the upcoming 2008 proxy statement.

Equity Awards

On March 4, 2008, the Committee, after an evaluation with the Committee’s compensation consultant and the Company’s management, granted the following annual long-term incentive (“LTI”) equity awards to the Company’s executive officers in accordance with the LTI plan as approved by the Committee. The Committee believes that the following equity awards are competitive with the Company’s peer group, improve employee retention and align the goals of management with those of the Company’s stockholders.

				Long Term Incentive Distribution (number of units)
Name	Title	2008 Annual Base Salary	Long Term Incentive Value	Options	Performance-Based RSUs	Time-Vested RSUs
				(Stock-settled)	(Stock-settled)	(Stock-settled)
Jeffrey P. McMullen	President and Chief Executive Officer	$740,000	$740,000	16,701	8,370	8,370
John P. Hamill	Executive Vice President, and Chief Financial Officer	$429,000	$361,840	4,841	2,426	7,426(1)
Dr. Thomas J. Newman	Executive Vice President and President, Late Stage Development	$533,500	$561,437	6,020	3,017	13,017(1)
Mark Di Ianni	Executive Vice President, and President, Early Stage Development	$416,000	$208,000	4,694	2,353	2,353
Robin Sheldrick	Senior Vice President, Human Resources	$277,720	$129,211	1,254	628	3,128(1)

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(1)

Each of Mr. Hamill, Dr. Newman and Ms. Sheldrick received additional time vested restricted stock units (“RSUs”), above the amount specified in the LTI plan. Mr. Hamill received additional time-vested RSUs in connection with his past performance and contributions to the Company. Dr. Newman received additional time-vested RSUs in connection with his promotion to serve as President, Late Stage Development. Ms. Sheldrick received additional time-vested RSUs in connection with her appointment to serve as an executive officer of the Company.

Such equity awards were granted pursuant to the Company’s 1999 Amended and Restated Stock Plan.

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Except as set forth in the footnote above, the value of the amounts awarded will consist of one third stock options, one third performance-based RSUs and one third time-vested RSUs.

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The options expire in seven years and vest in one-third increments on each anniversary of the date of grant.

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The performance-based restricted stock units vest upon the achievement of certain performance milestones if the Company meets or exceeds certain cumulative earnings targets for 2008, 2009 and 2010.

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The time-vested restricted stock units vest in one-fifth increments on each anniversary of the date of grant.

The number of shares underlying the options were calculated using the Black-Scholes formula for such options equal to $14.77 per share. The number of shares underlying the restricted stock units were calculated using the closing price of the Company’s common stock on March 4, 2008 equal to $29.47 per share.

In addition to the foregoing equity awards to the Company’s executive officers, the Committee granted equity awards pursuant to the LTI plan with a number of other non-executive officer employees thereby aligning their goals as well with those of the Company’s stockholders.

Item 9.01

Financial Statements and Exhibits.

(d)

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 10, 2008

PHARMANET DEVELOPMENT GROUP, INC.
By:	/s/ JOHN P. HAMILL
Name: John P. Hamill
Title: EVP and Chief Financial Officer

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